UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2006

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

After filing its Annual Report on Form 10-K (the “10-K”) on March 29, 2006, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) filed Post-Effective Amendment No. 5 (“Amendment No. 5”) to its Registration Statement on Form S-11 on April 24, 2006. Amendment No. 5 contained the same financial statements as those that the Company had included in the 10-K. Following review of Amendment No. 5 by the Securities and Exchange Commission (the “SEC”), the Company modified its accounting treatment of advances from Lightstone Value Plus REIT LLC (the “Advisor”) to the Company.

The Advisor periodically advances cash funds to the Company, which uses funds on hand to disburse commissions, offering expenses, etc. These advances were included in the calculation of due from affiliates under Operating cash flow in the Statement of Cash Flows contained in the 10-K and in Amendment No. 5. In the course of conversations with the SEC, the Company agreed to change the Statement of Cash Flows to move the advances from Operating cash flow to Financing cash flows. As a result, the Company has made appropriate adjustments to the Statement of Cash Flows of the Company for the period ending December 31, 2005, and investors should look to the revised financial statements that are contained in its amended Annual Report on Form 10-K/A, which was filed with the SEC on May 8, 2006.

Michael Schurer, the Chief Financial Officer of the Company, discussed the adjustments described above with the Company's independent registered public accounting firm. On May 11, 2006, the Company's Audit Committee ratified the restatement of the Statement of Cash Flows of the Company for the period ending December 31, 2005 in order to reflect the modified method of recognizing the Advances from the Advisor discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL
ESTATE INVESTMENT TRUST, INC.

Date: May 12, 2006                       By:  /s/ Michael Schurer
Michael Schurer
Chief Financial Officer and Treasurer